Exhibit 4.1

GS FINANCE CORP.

Issuer

and

THE GOLDMAN SACHS GROUP, INC.

Guarantor

to

THE BANK OF NEW YORK MELLON

Trustee

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of October 14, 2020

Supplementing the Senior Debt Indenture,

dated as of October 10, 2008, among GS Finance Corp.,

The Goldman Sachs Group, Inc. and

The Bank of New York Mellon

EIGHTH SUPPLEMENTAL INDENTURE, dated as of October 14, 2020 (the “Eighth Supplemental Indenture”), among GS Finance Corp., a Delaware corporation (the “Company”), The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantor have each heretofore made, executed and delivered to the Trustee a Senior Debt Indenture, dated as of October 10, 2008 (as amended to but excluding the date hereof, the “Indenture”), among the Company, the Guarantor and the Trustee, providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) and the guarantee thereof by the Guarantor, in each case as described therein;

WHEREAS, Section 9.01(5) of the Indenture provides that, without the consent of any Holders, the Company and the Guarantor, when authorized by their Board Resolutions, and the Trustee, at any time and from time to time, may enter into an indenture supplemental thereto to add to, change or eliminate any of the provisions of the Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

WHEREAS, the Company wishes to make certain amendments to the Indenture to expressly address the issuance of Securities designated as warrants, which amendments will apply only to Securities designated as such and issued after the time this Eighth Supplemental Indenture is executed and will not apply to, or modify the rights of Holders of, any other Securities issued before or after the time this Eighth Supplemental Indenture is executed;

WHEREAS, the Company and the Guarantor are executing and delivering to the Trustee this Eighth Supplemental Indenture in accordance with the provisions of Section 9.01(5) of the Indenture; and

WHEREAS, all acts and things necessary to make this Eighth Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this Eighth Supplemental Indenture has in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree for the equal and proportionate benefit of the respective Holders of Securities designated as warrants from time to time, as follows:

ARTICLE 1

Amendment of Indenture

Section 1.01 Applicability. Sections 1.02 through 1.20, inclusive, of this Eighth Supplemental Indenture (i) shall only apply to Securities designated as Warrants (as defined herein) issued after the execution of this Eighth Supplemental Indenture and (ii) shall not apply to, or modify the rights of Holders of, any other Securities issued before or after such execution (including notes issued under the Company’s Medium-Term Notes, Series E and Series F Programs), except as otherwise may be provided pursuant to Section 3.01 of the Indenture with respect to any particular Warrant issued after the date hereof.

Section 1.02 Definitions.

(a)	The first sentence of Section 1.01 of the Indenture is hereby amended by deleting the existing Clause (6) and replacing such clause with the following:

“(6) when used with respect to any Warrant, the words “exercise” and “exercised” are intended to refer to the right of the Holder or the Company to exercise such Security and to receive in exchange money in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 3.01, and these words are not intended to refer to any right of the Holder or the Company to exchange such Security for other Securities of the same series and like tenor pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be exercised mean such terms as may be specified for such Security as contemplated in Section 3.01.”

(b)	The definition of “Covenant Breach” under Section 1.01 of the Indenture is hereby amended by deleting the existing Clause (1) and replacing such clause with the following:

“(1) [Reserved].”

(c)	The definition of “Covenant Defeasance” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(d)	The definition of “Defaulted Interest” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(e)	The definition of “Defeasance” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(f)	Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of “Exchange Act”:

“Expiration Date”, when used with respect to Securities of any series, means the date on which the right to exercise the Securities of such series shall expire.

(g)	Section 1.01 of the Indenture is hereby amended by deleting the existing definition of “Expiration Date” in its entirety and replacing such definition with the following:

““Final Date” has the meaning specified in Section 1.04.”

(h)	Section 1.01 of the Indenture is hereby amended by deleting the existing definition of “Outstanding” in its entirety and replacing such definition with the following:

““Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment, redemption or settlement money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) [Reserved];

(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company or the Guarantor or both; and

(5) Securities as to which any money payable upon exercise thereof has been paid (or such payment has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (B) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) above, of the amount determined as provided in such Clause), and (C) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

For purposes of this definition, the term “Security” may refer to a particular Warrant or to a certificate (in global or non-global form) evidencing more than one Warrant, as the context may require.”

(i)	Section 1.01 of the Indenture is hereby amended by adding the following sentence to the end of the definition of “Paying Agent”:

“For the avoidance of doubt, with respect to Warrants of any series, this term includes any Person authorized by the Company to pay any money payable on behalf of the Company or the Guarantor upon exercise or redemption of such Securities and includes any warrant agent appointed by the Company with respect to such series.”

(j)	Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of “Paying Agent”:

““Payment Date”, when used with respect to any Security, means the date when any money with respect to such Security becomes payable upon exercise or redemption of such Security in accordance with its terms.”

(k)	The definition of “Regular Record Date” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(l)	Section 1.01 of the Indenture is hereby amended by deleting the existing definition of “Securities” in its entirety and replacing such definition with the following:

““Securities” has the meaning stated in the first recital of this Indenture, which, for the avoidance of doubt, includes warrants, and more particularly means any Securities authenticated and delivered under this Indenture. The term “Security”, when used in the context of a Warrant, has the same meaning as the term “Warrant”, except that a Security may evidence more than one Warrant. Consequently, the term “Security” may refer to a particular Warrant or to a Security (in global or non-global form) evidencing more than one Warrant, as the context may require. When “Security” is used herein to refer to a Security evidencing more than one Warrant, the term means all the Warrants evidenced by such Security, and such reference shall not be deemed to affect the number of such Warrants then Outstanding or the terms of any such Warrant, including the amount of cash, or the exercise price, payable in respect of any such Warrant.

As used herein, the term “Security”, in the context of a Warrant, may refer to a particular Warrant or to a certificate (in global or non-global form) evidencing more than one Warrant, as the context may require. When “Security” is used herein to refer to a certificate evidencing more than one Warrant, the term means all the Warrants evidenced by such certificate, and such reference shall not be deemed to affect the number of such Warrants then Outstanding or the terms of any such Warrant, including the amount of cash, or the exercise price, payable in respect of any such Warrant.”

(m)	The definition of “Special Record Date” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(n)	Section 1.01 of the Indenture is hereby amended by adding “, and may include the Payment Date” to the end of the definition of “Stated Maturity”.
(o)	The definition of “U.S. Government Obligation” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.
(p)	Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of “Vice President”:

“Warrants” means warrants authenticated and delivered under this Indenture, whose cash value is determined by reference to or is linked to the performance, level or value of, one or more of the following: (i) securities of one or more issuers, (ii) one or more currencies (including cash in one or more currencies), (iii) any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance) and/or (iv) one or more indices or baskets of the items described in clauses (i), (ii), (iii) and (iv).

Section 1.03 Acts of Holders; Record Dates. Section 1.04 of the Indenture is hereby amended by: (a) replacing all references to “Expiration Date” with “Final Date” and (b) deleting existing clause (ii) from the sixth paragraph thereunder and thereafter renumbering clauses (iii) and (iv) as clauses (ii) and (iii), respectively.

Section 1.04 Legal Holidays. The paragraph under Section 1.13 of the Indenture is hereby amended to read in its entirety as follows:

“In any case where the Payment Date, Redemption Date or other Maturity of any Security, or any date on which a Holder of any Security has the right to exercise such Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of any money payable with respect to such Security, or exercise of such Security, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Payment Date, Redemption Date, or at other Maturity, or on such date for exercise, as the case may be.”

Section 1.05 Characterization of Warrants. Article One of the Indenture is amended by adding the following section immediately following Section 1.15 Force Majeure:

“Section 1.16. Characterization of Warrants.

By executing this Indenture, the Company intends that the characterization, for accounting and other purposes, of the Warrants as indebtedness or debt for borrowed money, or as any other type of obligation which is not indebtedness or debt for borrowed money, shall not be affected solely by the fact that the Warrants have been issued under an indenture, as opposed to any other instrument, or solely as a result of any of the terms and definitions used hereunder with respect to Warrants.”

Section 1.06 Form of Face of Warrant. Section 2.02 of the Indenture is hereby amended by deleting the existing section in its entirety and replacing such section with the following:

“Section 2.02. Form of Face of Warrant.

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

GS Finance Corp.

WARRANT SERIES: ___________________________
No. ___________________________	CUSIP No. ____________________________________

NOTIONAL AMOUNT PER WARRANT:

[PREMIUM AMOUNT] PER WARRANT:

NUMBER OF WARRANTS:

EXERCISE PRICE PER WARRANT:

DATES OF EXERCISE:

OTHER TERMS:

This certificate certifies that ______, or registered assigns, is the Holder of the number of Warrants [If Security is not a Global Security, insert— specified above] [If Security is a Global Security, insert — specified from time to time on Schedule A hereto] of the series specified above (the “Specified Warrants”).

[If applicable, insert – Upon receipt by the Trustee of [If Security is not a Global Security, insert — this certificate,] the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the “Exercise Notice”), duly completed and executed, and the Exercise Price per Warrant set forth above, for each Specified Warrant to be exercised (the “Exercise Money”) at the Place of Payment, each Specified Warrant evidenced hereby and so exercised entitles the Holder hereof to receive, subject to the terms and conditions set forth herein and in the Indenture referred to below, from GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), the Exercise Price per Warrant on the ______ Business Day after the exercise of such Specified Warrant becomes effective.]

[If applicable, insert – [GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received,][The Company] hereby promises to pay to [        , or registered assigns][ the Holder], as principal, an amount of money in respect of each Specified Warrant determined by the Calculation Agent in accordance with the terms hereof,] on the Payment Date. The Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at [the effective Federal Funds rate], from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand. Notwithstanding any other provision of this Security or the Indenture, this Security shall not bear interest, except as provided in the prior sentence.

References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of each Specified Warrant then Outstanding on any day will be deemed to equal its [Premium Amount]. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and any interest payable on this Security has been paid (or, in the case of any such interest, when such interest has been made available for payment).]

[If applicable, insert – The exercise of any Specified Warrant evidenced hereby shall become effective only on the day provided in the Exercise Notice. No payment of money shall be due in respect of the exercise of any Specified Warrant evidenced hereby unless the Exercise Money for such Specified Warrant (together with all other required items) has been tendered for payment in accordance with the provisions of this Security and the Indenture. No interest shall accrue or be payable on any Specified Warrant.]

As indicated on the reverse hereof, the Specified Warrants are herein sometimes also called “Warrants” or “Securities”. References herein to “this Security” mean the Specified Warrants evidenced by this certificate.

Any payment of money due on this Security will be made at the office or agency maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due on the Payment Date; provided, however, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

[If applicable, insert — As used herein, the “Calculation Agent” shall initially mean Goldman Sachs & Co. LLC The Calculation Agent will be solely responsible for all determinations and calculations regarding [insert relevant items]; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.]

Terms used and defined in this Security (including those appearing before the first paragraph hereof) shall have the meanings assigned to them herein. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. As used in this Security, the terms “herein”, “hereof”, “hereunder” and the like refer to all of the provisions set forth on the face and the reverse of this Security [If applicable, insert – , including the form of Exercise Notice ][If applicable, insert — and Schedule A], taken as a whole, and not to any particular part of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

GS Finance Corp.
By:
Name:
Title:

“

SECTION 1.08. Form of Reverse of Warrant. Section 2.03 of the Indenture is hereby amended by deleting the existing section in its entirety and replacing such section with the following:

“SECTION 2.03. Form of Reverse of Warrant.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or “Warrants”), issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 10, 2008 [if applicable, insert – as supplemented by ____] (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, The Goldman Sachs Group, Inc. (the “Guarantor”) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the

Securities are, and are to be, authenticated and delivered. [Each of the Specified Warrants evidenced by this Security is one of the series designated on the face hereof [if applicable, insert — , initially limited in number to Specified Warrants] [if applicable, insert — , which number may be increased at the option of the Company if in the future it determines that it may wish to issue additional Warrants of this series].] References herein to “this series” mean the series of Warrants designated on the face hereof, except that solely for purposes specified below, the term “series” (and references to Warrants of a series) shall be deemed to refer to Warrants with the same CUSIP number.

[If applicable, insert — The Securities of this series are subject to redemption upon not less than ______ days’ nor more than ______ days’ notice, at any time [if applicable, insert — on or after ______ , 20___ ], as a whole or in part, at the election of the Company, at the following redemption prices: ______ ]

The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.

[If applicable, insert – Subject to the provisions hereof and the Indenture, all or any of the Warrants evidenced by this certificate may be exercised on any of the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Security (in accordance with the Applicable Procedures of the Depositary, if this Security is a Global Security), the Exercise Notice, duly completed and executed, and the Exercise Price for each such Warrant to the Corporate Trust Office, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Administration, or at such other address as the Trustee may specify from time to time, with a copy of the Exercise Notice, duly completed and executed, to the Calculation Agent, __________________, Attention: ______________________]

Each Warrant entitles the Holder thereof to receive, upon exercise, the money as provided for herein.

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series).

The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. For the purpose of this paragraph, the term “default” means, with respect to any Securities, any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities. As used in this paragraph, the term “series” (and references to the Securities of a series) shall mean Securities having the same CUSIP number.

As provided in and subject to the provisions of the Indenture, the Holder of a Security of any series shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of such series, the Holders of not less than 25% in principal amount of the Securities of such series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of such series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

As used in the preceding paragraph, the term “series” (and references to Securities of a series) shall mean Securities having the same CUSIP number.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the money due with respect to this Security at the time and place, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional to pay pursuant to the Guarantee.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment with respect to this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same number of Specified Warrants will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form in denominations of [$]_____ and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like number of Specified Warrants of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any payment of money with respect to this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If applicable, insert —This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

In the event that the Company or the Guarantor becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Security, the related Guarantee and the Indenture (together, the “Relevant Agreements”) and any interest and obligation in or under the Relevant Agreements will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreements, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Company or the Guarantor or any Affiliate of the

Company or the Guarantor becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Relevant Agreements that may be exercised against the Company or the Guarantor are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. The requirements of this paragraph apply notwithstanding the following paragraph.

Notwithstanding anything to the contrary in the Relevant Agreements, but subject to the requirements of the preceding paragraph, the parties shall not be permitted to exercise any Default Right against the Company or the Guarantor with respect to the Relevant Agreements that is related, directly or indirectly, to an Affiliate of the Company or the Guarantor becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable. After an Affiliate of the Company or the Guarantor has become subject to an Insolvency Proceeding, if any party seeks to exercise any Default Right against the Company or the Guarantor with respect to the Relevant Agreements, that party shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

For purposes of the preceding two paragraphs:

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Designation of Warrants]

[If applicable, insert – Exercise Notice

The Bank of New York Mellon
240 Greenwich Street, 7E

Corporate Trust Administration
New York, New York 10286

Attn:	[●]

with a copy to:

[Insert name and address of Calculation Agent.]

Attn:

Tel.:

Fax:

Re: Warrants on ________ expiring , _____, issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc., as described in the [prospectus supplement] dated , ________ to the ]prospectus dated , ________]

Ladies and Gentlemen:

The undersigned is, or is acting on behalf of, the beneficial owner of such number of the Warrants referenced above as is specified at the end of this Exercise Notice. The undersigned hereby irrevocably elects to exercise such number of Warrants. The exercise is to be effective on the Business Day on which the Trustee has received this Exercise Notice, together with all other items required to be delivered on exercise, and the Calculation Agent has received a copy of this Exercise Notice, unless all required items have not been received by 11:00 A.M., New York City time, on that Business Day, in which case the exercise will be effective as of the next Business Day. We understand, however, that no exercise shall be effective unless it is effective, as provided above, no later than [the Business Day before] [. . . . . on] the Expiration Date.

If the Warrants to be exercised are in global form, the undersigned is delivering this exercise notice to the Trustee and to the Calculation Agent, in each case by [facsimile transmission to the relevant number stated above, or such other number as the Trustee or Calculation Agent may have designated for this purpose to the Holder]. In addition, cash in the amount indicated below (which must equal the Exercise Price per Warrant specified on the face of the attached Security times the number of Warrants indicated below) and the beneficial interest in the number of Warrants indicated below are being transferred to the Trustee.

If the Warrants to be exercised are not in global form, the undersigned or the beneficial owner is the Holder of the Warrants and is delivering this Exercise Notice to the Trustee and to the Calculation Agent by [facsimile transmission] as described above. In addition, cash in the amount indicated below (which must equal the Exercise Price per Warrant specified on the face of the attached Security times the number of Warrants indicated below) and the certificate representing such Warrants are being delivered to the Trustee.

If the undersigned is not the beneficial owner of the Warrant to be exercised, the undersigned hereby represents that it has been duly authorized by the beneficial owner to act on behalf of the beneficial owner.

Terms used and not defined in this notice have the meanings given to them in the Warrants or the Indenture specified in the Warrants. Each exercise of a Warrant will be governed by the terms of such Warrant and the Indenture.

The Calculation Agent should note receipt of the copy of this Exercise Notice, in the place provided below, on the Business Day of receipt, noting the date and time of receipt. The consideration to be delivered or paid by the Holder in the requested exercise should be made on the Business Day after the day on which the exercise notice becomes effective in accordance with the terms of the Warrant and this Exercise Notice.

Number of Warrants to be exercised: (must be a number greater than or equal to________ )

Cash to be paid by Holder:

Very truly yours,
(Name of beneficial owner or Person authorized to act on its behalf)
(Title)
(Telephone No.)
(Fax No.)

Receipt of the above exercise notice
is hereby noted:

, as Calculation Agent

By:

(Title)

Date and time of receipt:

(Date)

(Time)]

[If Security is a Global Security, insert this Schedule A.]

SCHEDULE A
[DESIGNATION OF WARRANTS]

GLOBAL WARRANT
SCHEDULE OF EXCHANGES OR EXERCISES

The initial number of Warrants represented by this Global Security is        . In accordance with the Indenture, the following [reductions in the number of Warrants represented hereby have been made as indicated in the table below as a result of the exercise of the number of such Warrants indicated below:

Date of Exercise	Number of Warrants Exercised	Reduced Number Outstanding Following Such Exercise	Notation Made by or on Behalf of Trustee

”

Section 1.08 Amount Unlimited; Issuable in Series.

(a)	Clauses (3), (4), (5), (6), (8), (9), (10), (13), (15), (17) and (19) of the second sentence of the second paragraph of Section 3.01 of the Indenture are hereby amended by deleting the existing clauses and replacing the respective clauses with the following:

“(3) [Reserved];”

“(4) (i) the date on which the right to exercise the Securities of the series shall commence and the Expiration Date of the series or, if the Securities of the series are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable or (ii) the date or dates on which the principal of any Securities of the series is payable;”

“(5) [Reserved];”

“(6) the Place of Payment with respect to Securities of the series, if other than the Corporate Trust Office;”

“(8) [Reserved];”

“(9) the denominations in which any Securities of the series shall be issuable;”

“(10) the money payable or receivable by or on behalf of the Holder upon exercise of the Securities of the series, and the amount thereof (or the method for determining the same);”

“(13) [Reserved];”

“(15) [Reserved];”

“(17) any addition to, elimination of or other change in the Events of Default which applies to Securities of the series, including making Events of Default inapplicable or changing the remedies available to Holders of the Securities of the series upon an Event of Default;”

“(19) any provisions necessary to permit or facilitate the issuance, payment or exercise of any Securities of the series that may be exercised for securities or other property other than Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of money and whether at the option of the Company or otherwise;”

(b)	The second sentence of the second paragraph of Section 3.01 of the Indenture is hereby further amended by including the following clauses immediately following Clause (23):

“(24) if applicable, the price at which the Securities of the series will be issued and, if other than U.S. dollars, the coin or currency or composite currency in which such issue price will be payable; and

 (25) any warrant agents, Depositaries, Paying Agents, transfer agents or registrars or any determination agents, Calculation Agents or other agents with respect to Securities of the series.”

(c)	Section 3.01 of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

“The Securities are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.”

Section 1.09 Registration, Registration of Transfer and Exchange. Section 3.05 of the Indenture is hereby amended by adding the following two paragraphs at the end of the section:

“In the event that upon any exercise of Warrants evidenced by a certificate the principal amount of Warrants exercised shall be less than the aggregate principal amount of Warrants evidenced by such certificate, there shall be issued to the Holder thereof or his assignee a new certificate evidencing the principal amount of Warrants of the same series and of like tenor not exercised, provided that in the case of Warrants evidenced by one or more Global Securities, in lieu of issuing such new certificate the Trustee shall note the cancellation of such exercised Warrants and the principal amount of such Warrants not exercised and remaining Outstanding by making an appropriate notation in its records.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.”

Section 1.10 Mutilated, Destroyed, Lost and Stolen Securities.

(a)	The third paragraph of Section 3.06 of the Indenture is hereby amended by deleting the existing paragraph in its entirety and replacing such paragraph with: “In case any such mutilated, destroyed, lost or stolen Security has been or is about to be exercised, or deemed to be exercised, the Company or the Guarantor in its absolute discretion may, instead of issuing a new Security, direct the Trustee to treat the same as if it had received the Security together with an irrevocable exercise notice in proper form in respect thereof, as established with respect to the Securities of such series.”
(b)	The final paragraph under Section 3.06 of the Indenture is hereby amended by deleting the existing paragraph in its entirety and replacing such paragraph with: “The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement, payment or settlement of mutilated, destroyed, lost or stolen Securities.”

Section 1.11 Payment of Interest; Interest Rights Preserved. Section 3.07 of the Indenture is hereby amended by deleting the existing section in its entirety and replacing such section with “Section 3.07 [Reserved].”

Section 1.12 Cancellation. The first sentence of the first paragraph of Section 3.09 of the Indenture is hereby amended by deleting the existing sentence in its entirety and replacing such sentence with: “All Securities surrendered for exercise, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it..”

Section 1.13 Calculation Agent. Article Three of the Indenture is hereby amended by adding the following section immediately following “Section 3.11 CUSIP Numbers”:

“Section 3.12 Calculation Agent.

Pursuant to Section 301, the Company may, in connection with any series of Securities, appoint Goldman Sachs & Co. LLC or any other person or entity as Calculation Agent to make any calculations as may be required pursuant to the terms of such series of Securities. Any such Calculation Agent shall act as an independent expert, and the Company may provide that the Calculation Agent’s calculations and determinations under this Indenture shall, absent manifest error, be final and binding on the Company, the Trustee and the Holders of the Securities of such series. The Trustee shall have no obligation to make any calculations with respect to any series of Securities, including, without limitation, the amount of money due to a Holder in respect of any Specified Warrant, and the Trustee shall be entitled to rely conclusively upon the accuracy of the Calculation Agent’s calculations without independent verification.”

Section 1.14 Satisfaction and Discharge. Article Four of the Indenture is hereby amended by deleting the existing article in its entirety and replacing such article with the following:

“ARTICLE FOUR

Satisfaction and Discharge

Section 4.01 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of exercise, registration of transfer or exchange of any Security expressly provided for herein or in the terms of such Security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced, paid or settled as provided in Section 3.06 and (ii) Securities for whose payment or settlement money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor and thereafter repaid to the Company or the Guarantor, as the case may be, or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have been exercised, or

(ii) will be automatically exercised at their Expiration Date within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Guarantor, jointly and severally, and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire contractual obligation on such Securities not theretofore delivered to the Trustee for cancellation, for all amounts of money due with respect to such Securities to the date of such deposit or to the Payment Date or Redemption Date of such Securities, as the case may be;

(2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or the Guarantor; and

(3) the Company, or, if applicable, the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal for whose payment or settlement such money has been deposited with the Trustee.”

Section 1.15 Events of Default.

(a) Clauses (1) and (2) of the first paragraph of Section 5.01 of the Indenture are hereby amended by deleting the existing clauses in their entirety and replacing the respective clauses with the following:

“(1) [Reserved];

(2) default in the payment of the principal of any Security of that series at its Maturity when such principal becomes due and payable, and continuance of such default for a period of 30 days;”

(b) Section 5.01 of the Indenture is hereby amended by adding the following paragraph to the end of such section:

“Notwithstanding any other provision of this Indenture or of any Warrant, a failure by the Company to perform any obligation or otherwise observe any covenant in any Warrant or in this Indenture insofar as it applies to any Warrant shall not constitute a default unless all conditions precedent to the Company’s obligation to be satisfied by the Holder of such Warrant shall have been satisfied.”

Section 1.16 Acceleration of Maturity; Rescission and Annulment. Section 5.02 of the Indenture is hereby amended by deleting the existing section in its entirety and replacing it with the following: “Section 5.02 [Reserved].”

Section 1.17 Collection of Indebtedness and Suits for Enforcement by Trustee. Section 5.03 of the Indenture is hereby amended by deleting the existing section in its entirety and replacing it with the following:

“Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and the Guarantor each covenants that if default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, they will, upon demand of the Trustee, jointly and severally pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default or Covenant Breach with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Notwithstanding any provision of this Indenture or any Security, however, neither the Trustee nor any Holder of a Security shall be entitled, whether by reason of a default or otherwise, to demand or accelerate the payment of money by the Company in respect of such Security at any time before such payment or delivery is otherwise due in accordance with the terms of such Security.”

Section 1.18 Supplemental Indentures With Consent of Holders. Clause (1) of the first sentence of Section 9.02 of the Indenture is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(1) change the terms of any Security with respect to the Payment Date or exercise price thereof, or reduce the amount of money or change any Place of Payment where, or the coin or currency in which, any Security or any money payable upon the exercise thereof is payable, or permit the Company to redeem any Security if, absent such supplemental indenture, the Company would not be permitted to do so, or impair the right to institute suit for the enforcement of any such payment on or after the Payment Date (or, in the case of redemption, on or after the Redemption Date) thereof, or impair the Holder’s right to exercise such Security on the terms provided therein, or”

Section 1.19 Articles Eleven through Thirteen of the Indenture are hereby amended by deleting the existing articles in their entirety and replacing such articles with the following:

“ARTICLE ELEVEN

Redemption of Securities

Section 11.01 Applicability of Article.

Securities of any series which are redeemable before their Expiration Date shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

Section 11.02 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company and the Guarantor shall each furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03 Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is exercised in part before termination of the exercise right with respect to the portion of the Security so selected, the exercised portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been exercised during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04 Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 3.01 for the relevant Securities), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6) if applicable, the terms of exercise, the date on which the right to exercise the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for exercise, and

(7) [Reserved].

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request delivered at least ten days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee, which acceptance shall not be unreasonably withheld), by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.05 Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been exercised prior to the date of such deposit.

If any Security called for redemption is exercised, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 11.06 Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.07 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

[RESERVED]

Section 12.01 [Reserved].

Section 12.02 [Reserved].

Section 12.03 [Reserved].

ARTICLE THIRTEEN

[RESERVED]

Section 13.01 [Reserved].

Section 13.02 [Reserved].

Section 13.03 [Reserved].

Section 13.04 [Reserved].

Section 13.05	[Reserved].

Section 13.06 [Reserved].”

Section 1.20 Governing Law. Section 1.12 of the Indenture is hereby amended by adding the following three paragraphs at the end of the section:

“In the event that the Company or the Guarantor becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of the Warrants, the related Guarantee and this Indenture (together, the “Relevant Agreements”) and any interest and obligation in or under the Relevant Agreements will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreements, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Company or the Guarantor or any Affiliate of the Company or the Guarantor becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Relevant Agreements that may be exercised against the Company or the Guarantor are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. The requirements of this paragraph apply notwithstanding the following paragraph.

Notwithstanding anything to the contrary in the Relevant Agreements, but subject to the requirements of the preceding paragraph, the parties shall not be permitted to exercise any Default Right against the Company or the Guarantor with respect to the Relevant Agreements that is related, directly or indirectly, to an Affiliate of the Company or the Guarantor becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable. After an Affiliate of the Company or the Guarantor has become subject to an Insolvency Proceeding, if any party seeks to exercise any Default Right against the Company or the Guarantor with respect to the Relevant Agreements, that party shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

For purposes of the preceding two paragraphs:

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

ARTICLE 2

Miscellaneous Provisions

Section 2.01. In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.02. Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities or of series thereof as provided herein, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture or the Indenture.

Section 2.03. Unless otherwise defined in this Eighth Supplemental Indenture, all terms used in this Eighth Supplemental Indenture shall have the meanings assigned to them in the Indenture.

Section 2.04. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 2.05. This Eighth Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

Section 2.06. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.07. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Eighth Supplemental Indenture.

Section 2.08. All agreements of the Company, the Guarantor and the Trustee in this Eighth Supplemental Indenture shall bind their successors and assigns, whether so expressed or not.

Section 2.09. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Eighth Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Section 2.10. The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

GS FINANCE CORP.
By:	/s/ James J. White, Jr.
	Name:	James J. White, Jr.
	Title:	Assistant Treasurer
THE GOLDMAN SACHS GROUP, INC.
By:	/s/ James J. White, Jr.
	Name:	James J. White, Jr.
	Title:	Assistant Treasurer
THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]